                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) December 6, 2001

                          FIBERNET TELECOM GROUP, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                    333-7841                13-3859938
(State or Other Jurisdiction (Commission File Number)      (I.R.S. Employer
    of Incorporation)                                      Identification No.)

                              570 Lexington Avenue
                            New York, New York 10022

                         (Address of principal executive
                           offices including zip code)

                                 (212) 405-6200

                         (Registrant's telephone number,
                              including area code)


                                      N.A.
                                      ----
          (Former name or former address, if changed since last report)

Item 5. Other Events.

          On December 6, 2001, all of our outstanding shares of series C, D, E and F preferred stock were converted into shares of our common stock. In addition, the holder of our series H and I preferred stock converted all of its series I preferred stock and 373,947 shares, or 79%, of its series H preferred stock into shares of our common stock.

          Accordingly, as a result of the conversion of the series C, D, E, F, H and I preferred stock into common stock, we issued an aggregate of 20,647,551 shares of common stock to stockholders who held shares of series C, D, E, F, H and I preferred stock and cancelled an aggregate of 1,534,221 shares of series C, D, E, F, H and I preferred stock. The common stock issued pursuant to such conversion is not registered under the Securities Act of 1933 and, therefore, may only be sold pursuant to an applicable exemption from registration, if any, under the Securities Act of 1933. In connection with the conversion of the series C, D, E and F preferred stock, the holders of such preferred stock received, in the aggregate, warrants to purchase 985,000 shares of our common stock. These warrants have an exercise price of $0.55 and an expiration date of 5 years from the date of issuance. In connection with the conversion of the series H and I preferred stock, the conversion price of the remaining 100,000 shares of series H preferred stock will be reduced to $1.31.

           On December 7, 2001, we consummated a directed public offering of shares of a new series of preferred stock, designated series J preferred stock, par value $.001 per share, for an aggregate purchase price of $3.6 million, under our existing shelf registration statement on Form S-3 (No. 333-43788). Pursuant to the stock purchase agreement among us, Alexander Enterprise Holdings Corp., Penny Lane Partners L.P. and SDS Merchant Fund, L.P., we also issued to the purchasers two series of warrants, series A and B, to purchase up to 10,211,701 shares of our common stock having an expiration date 5 years from the date of issuance and at an exercise price of $.30 per share, all of which are subject to adjustment in certain circumstances and 4,509,902 of which, representing the Series B warrants, are subject to certain vesting conditions. In addition, subject to certain conditions, the stock purchase agreement contemplates two additional closings in which we may sell in the aggregate an additional $5.7 million of our securities to the purchasers. We may opt out of one or both of these subsequent closings upon payment of cash consideration and upon approval of our lenders under our senior secured credit facility. We also paid $218,160 and issued 327,273 shares of our common stock to H.C. Wainwright & Co., Inc., who served as placement agent for the sale of the series J preferred stock.

     The series J preferred stock will, with respect to the distribution of assets on liquidation, dissolution or winding up of the Company, rank (i) senior and prior to our common stock and any other class or series of capital stock we hereafter issue, the terms of which specifically provide that shares of such class or series shall rank junior to shares of the series J preferred stock;
(ii) pari passu with our series H preferred stock; and (iii) junior to any class or series of equity securities which by its terms shall rank senior to the series J preferred stock.

         We may redeem any or all of the currently outstanding shares of series J preferred stock for 150% of the purchase price of such stock. In addition, under certain circumstances, we must redeem any outstanding series J preferred stock in exchange for either 100% or 150% of the purchase price, depending upon the event that transpires. Furthermore, subject to certain adjustments, the series J preferred stock will convert into the number of shares of common stock equal to ninety percent (90%) of the average of the five lowest volume weighted average prices for our common stock during the 15 trading days immediately prior to the date of conversion, provided that such average price shall not be less than $.20 nor greater than $.50 for the series J preferred stock issued at the first closing. Other than with respect to matters directly affecting the rights, preferences and privileges of the series J preferred stock, the terms of the series J preferred stock do not provide voting rights to the holders thereof.

         In connection with our sale of our series J preferred stock, on December 7, 2001, we entered into an amendment of our existing senior secured credit facility with Deutsche AG New York Branch, Deutsche Banc Alex. Brown Inc., First Union Investors, Inc., First Union Securities, Inc., Toronto Dominion (USA) Securities Inc. and other lenders pursuant to which the lenders consented to the sale of the series J preferred stock and adjusted certain covenants contained in the credit agreement underlying the credit facility.

         We filed with the Securities and Exchange Commission on December 7, 2001 a supplement to the prospectus dated January 19, 2001, included in our shelf registration statement, relating to the sale our series J preferred stock and the warrants issued in connection with such sale. In connection with the filing of the prospectus supplement, as part of this current report on Form 8-K, we are filing: (i) the certificate of designation for the series J preferred stock as exhibit 4.1; (ii) the form of series A warrant as exhibit 4.2; (iii) the form of series B warrant as exhibit 4.3; (iv) the legal opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the validity of the securities being registered as exhibit 5.1; and (v) the stock purchase agreement relating thereto as exhibit 10.1.

Item 7. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.                  Description

4.1             Form of Certificate of Designation of Series J Preferred Stock

4.2             Form of Series A Warrant

4.3             Form of Series B Warrant

5.1             Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1            Stock Purchase Agreement

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            FIBERNET TELECOM GROUP, INC.
                                            (Registrant)

Dated:   December 7, 2001                   By: /s/ Michael S. Liss
         ----------------                       -------------------------------
                                                Michael S. Liss
                                                President and Chief
                                                Executive Officer